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                                                                    EXHIBIT 10.6

                  FRACTIONATION, STORAGE AND LOADING AGREEMENT
                                    (Siloam)

     This Fractionation, Storage and Loading Agreement ("Agreement") is made and entered into this 24th day of May, 2002, by and between MARKWEST ENERGY APPALACHIA, L.L.C., a Delaware limited partnership ("MEA"), and MARKWEST HYDROCARBON, INC., a Delaware corporation ("MarkWest"). MEA and MarkWest may be referred to individually as "Party", or collectively as "Parties".

     Section 1. SCOPE OF AGREEMENT AND GENERAL TERMS AND CONDITIONS. MarkWest agrees to deliver, or cause to be delivered, Raw Make, as defined below, to MEA, and MEA agrees to receive and fractionate that Raw Make into Plant Products, as defined below, and to store, load and deliver Plant Products to MarkWest, all in accordance with this Agreement. This Agreement incorporates and is subject to all of the General Terms and Conditions attached hereto, together with any other Exhibits attached hereto.

     Section 2. EFFECTIVE DATE. The date on which the obligations and duties of the Parties shall commence, being the "Effective Date", shall be May 24th, 2002.

     Section 3. TERM. This Agreement shall remain in full force and effect from the Effective Date for a period of 10 years (the "Primary Term"), and shall continue thereafter on a year-to-year basis until terminated by either Party by providing at least 60 days written notice to the other Party in advance of the termination of the Primary Term or of any one-year extension thereof.

     Section 4.    FEES AND CONSIDERATION.

     A. As full consideration for the services provided by MEA, MarkWest shall pay the following fees and MEA shall make the following deliveries:

             i. For the fractionation of Raw Make into Plant Products, by MEA, at Siloam, MarkWest shall pay MEA a Fractionation Fee equal to the gallons of Raw Make fractionated multiplied by $*. The Fractionation Fee covers, and is inclusive of the MEA's costs for fractionating Raw Make, loading Plant Products and above ground storage of Plant Products.

             ii. For the exclusive use of the Cavern, MarkWest shall pay MEA an Annual Storage Fee equal to $* for MEA storing MarkWest's Plant Products in the Cavern.

             iii. Should MarkWest deliver any Raw Make to Siloam by railcar, MEA shall unload the Raw Make for fractionation and MarkWest shall pay MEA an Unloading Fee of $* per gallon of Raw Make unloaded from railcars.

             iv. A portion of each of the Fractionation Fee, Annual Storage Fee and Unloading Fee (collectively, the "Fees") shall be subject to annual adjustments. *% of each of the Fees, shall be adjusted on an annual basis in proportion to the percentage change, from the preceding year, in the Producer Price Index for oil and gas field services (SIC 138) as published by the Department of Labor

                   * Denotes Confidential Portion Omitted and
                      Filed Separately with the Commission

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             ("PPI"). The adjustment of the Fees shall be made effective January
             1 of each year, and shall reflect the percentage change in the PPI as it existed for the immediately preceding January from the PPI for the second immediately preceding January.

             v. MEA shall deliver and load the Plant Products fractionated from MarkWest's Raw Make to the Product Delivery Points in accordance with the terms of this Agreement.

     Section 5. NOTICES. All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:

     MarkWest:

             Address:    155 Inverness Drive West, Suite 200
                         Englewood, Colorado 80112
                         Attn: Contract Administration
                         Fax: (303) 290-8769

     MEA:

             Address:    155 Inverness Drive West, Suite 200
                         Englewood, Colorado 80112
                         Attn: Contract Administration
                         Fax: (303) 290-8769

     Section 6. EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered and original, and all of which shall be considered one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

                                           MARKWEST HYDROCARBON, INC.


                                           By:  /S/ ARTHUR J. DENNEY
                                              -------------------------------
                                           Name:  Arthur J. Denney
                                           Title: Executive Vice President

                                           MARKWEST ENERGY APPALACHIA, L.L.C.

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                                           By:  /S/ GERALD A. TYWONIUK
                                              -------------------------------
                                           Name:  Gerald A. Tywoniuk
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

3
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                          GENERAL TERMS AND CONDITIONS
                   ATTACHED TO AND MADE A PART OF THAT CERTAIN
                  FRACTIONATION, STORAGE AND LOADING AGREEMENT
                                     BETWEEN
                    MARKWEST HYDROCARBON, INC., AS "MARKWEST"
                                       AND
                  MARKWEST ENERGY APPALACHIA, L.L.C., AS "MEA"
                                     DATED:

ARTICLE 1:    DEFINITIONS

ACCOUNTING PERIOD. The period commencing at 10:00 a.m., Eastern Time, on the first day of a calendar month and ending at 10:00 a.m., Eastern Time, on the first day of the next succeeding month.

CAVERN. The two underground Plant Products storage cavern owned and operated by MEA at Siloam with a capacity of approximately 11,000,000 gallons.

FORCE MAJEURE. Any cause or condition not within the reasonable control of the Party claiming suspension and which by the exercise of reasonable diligence, such Party is unable to prevent or overcome.

FRACTIONATION FUEL. All Gas, Plant Products, vapors or other forms of energy utilized as fuel in Siloam.

GAS. All hydrocarbon and non-hydrocarbon substances in a gaseous state.

INCIDENTAL LOSSES OR GAINS. The incidental losses of Raw Make and/or Plant Products incurred in MEA's facilities, or the losses or gains of Raw Make and/or Plant Products incurred due to variations in measurement equipment.

INDEMNIFYING PARTY and INDEMNIFIED PARTY. As defined in Article 8, below.

LOSSES. Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.

MEA PLANTS. Gas processing and extraction plants, owned and/or operated by MEA.

PLANT PRODUCTS. The finished liquid products fractionated from the Raw Make delivered hereunder, including propane (including incidental ethane), isobutane, normal butane and natural gasoline.

PLANT PRODUCTS DELIVERY POINT. The point at which the Plant Products are delivered to, or for the account of, MarkWest into transportation facilities furnished by MarkWest.

RAW MAKE. A combined stream of propane and heavier liquefied hydrocarbons, including incidental ethane.

RECEIPT POINT. For Raw Make, the inlet flange of the pipeline at the point at which MarkWest delivers Raw Make into the pipeline, and for Raw Make delivered by truck trailer or by tank car, the inlet flange of the Raw Make unloading facilities of MEA at or near Siloam.

SILOAM. MEA's Siloam fractionation facility located near South Shore, Kentucky, including any treating equipment, Plant Products separation and fractionation

1 of General Terms and Conditions
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vessels, all above ground Plant Products storage vessels and all below ground
Plant Products and Raw Make storage caverns and facilities, and associated condensing, heating, pumping, conveying, and other equipment and instrumentation; including all structures associated with those facilities; and, all Plant Products loading facilities, including railcar loading, truck loading and barge loading facilities and including all easements, rights-of-way, and other property rights pertaining to the construction and operation of those facilities; wherever those facilities, structures, easements, rights-of-way, and other property rights are located.

ARTICLE 2:    MARKWEST COMMITMENTS

2.1. MarkWest hereby commits and agrees to deliver at the Receipt Points all of MarkWest's Raw Make acquired from the MEA Plants, or from other extraction plants in the Appalachian region, unless there is not sufficient available capacity at Siloam to fractionate any portion thereof, in which case MarkWest shall not be obligated to deliver the portion for which there is no capacity.

ARTICLE 3:    OPERATION OF MEA'S FACILITIES

3.1. Subject to the other provisions of this Agreement, MEA agrees to accept all of MarkWest's Raw Make, up to the capacity of Siloam, fractionate the Raw Make into Plant Products in accordance with this Agreement and to store and load Plant Products for MarkWest as provided herein.

3.2 MEA agrees that it shall, at its sole cost, risk, and expense, furnish all Fractionation Fuel for operating Siloam, and in no event shall any of MarkWest's Raw Make delivered hereunder or Plant Products or any vapors therefrom be consumed or utilized by MEA as Fractionation Fuel or in any other manner prior to delivery of Plant Products to MarkWest as herein provided.

3.3 MEA agrees that it shall, at its sole cost, risk, and expense, operate, maintain, and replace (if necessary) docks, loading racks, pipelines, and all other facilities for loading each Product for shipment by highway, rail, and marine transportation from the vicinity of Siloam. MEA agrees that all facilities operated by MEA which are required in the performance of the services herein agreed upon shall, at its sole cost, risk, and expense, be maintained and operated at all times as a prudent operator would maintain and operate similar facilities. MEA hereby grants MarkWest, at no additional consideration, the trackage rights on MEA's Siloam railroad siding to move Product hereunder.

3.4. MEA agrees that it shall, at its sole cost, risk, and expense, be responsible for all loading of each Product for shipments in accordance with reasonable authorizations and instructions given from time to time by MarkWest, including, but not limited to, preparation and distribution of all shipping papers pertaining to movement of Plant Products from Siloam, rail, truck and barge bills of lading, loading tickets, and reports and odorization certifications. MEA shall furnish all trained employees required to perform these services and shall maintain complete records of all Product dispositions.

3.5. MEA agrees that it shall, at its sole risk, be responsible for placing Plant Products into storage in the Cavern and withdrawing Plant Products from the Cavern in accordance with reasonable authorizations and instructions given from time to time by MarkWest.

3.6 All Incidental Losses and Gains incurred at Siloam shall be allocated to MarkWest and other parties for whom MEA is fractionating Raw Make at Siloam.

ARTICLE 4:    QUALITY

4.1.   RAW MAKE QUALITY.

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A.     The Raw Make fractionated under this Agreement is derived from MEA
Plants, and from other plants. As long as the Raw Make delivered hereunder for fractionation is of a quality which, when fractionated, meets the applicable specifications set forth on Exhibit A, attached hereto, then MEA agrees to receive and fractionate that Raw Make into Plant Products meeting the specifications set forth herein.

B.     Should any of the Raw Make fail to meet the above specifications, then:

       i. MEA may take receipt of the non-conforming Raw Make, and that receipt shall not be construed as a waiver or change of standards for future Raw Make deliveries; or

       ii. MEA may, at its sole discretion, cease receiving the non-conforming Raw Make, and shall notify MarkWest that it has, or will, cease receiving the non-conforming Raw Make.

4.2 PLANT PRODUCTS QUALITY. MEA shall fractionate all Raw Make meeting the requirements under Section 4.1, to produce Plant Products meeting the specifications set forth on Exhibit A, attached hereto.

4.3 MEA shall odorize Plant Products in accordance with the directions of MarkWest.

ARTICLE 5:    MEASUREMENT EQUIPMENT AND PROCEDURES AND ANALYSES

5.1. RAW MAKE. Raw Make shall be measured at the respective Receipt Point(s) and shall conform to applicable API and GPA standards for pipeline, truck, and rail car measurement as follows:

      (1) For Raw Make delivered by pipeline:

A. MEA shall measure the weight of the Raw Make delivered hereunder using either turbine or coriolis mass flow meters installed, operated and maintained in accordance with GPA Standard 8182-latest edition and/or API Manual of Petroleum Measurement Standards Draft Standard, Measurement of Single-Phase, Intermediate and Finished Hydrocarbon Fluids by Coriolis Meters-latest edition.

B. MEA shall measure the composition of the Raw Make delivered hereunder using a chromatograph installed, operated and maintained in accordance with GPA Standard 2165-latest edition, GPA Standard 2145-latest edition, GPA Standard 2261-latest edition, GPA Standard 2177-latest edition and the manufacturer's specifications and standards. Factors for hexanes and heavier shall be in accordance with Table IV of GPA Standard 2261-latest edition or determined by periodic samples taken by the MEA. Samples shall be taken at intervals not to exceed 20 minutes. The arithmetic average of the samples during a day shall be deemed to be the Raw Make Composition for such day.

C. The weight of each Raw Make component shall be converted to gallons at 60DEG.F in accordance with GPA Standard 8173-latest edition and GPA Standard 2145-latest edition.

      (2) The trucks shall be weighed empty and full. GPA Standard 8186, as revised, is the standard to be used on all truck deliveries.

      (3) Rail cars shall be measured using strapping tables and liquid spew gauges. Vapor correction calculations will be made as required by applicable industry standards.

5.2    PLANT PRODUCTS MEASUREMENT.

3 of General Terms and Conditions
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Measurement of all Plant Products and deliveries shall be converted to 60 DEG.F and shall conform to applicable API and GPA standards for barge, truck, and rail car measurement:

      (1) Barge loading will be by strapping tables. Vapor correction will be included on delivery tickets on all Plant Products except gasoline.

      (2) The trucks shall be weighed empty and full. GPA Standard 8186, as revised, is the standard to be used on all truck deliveries.

      (3) Rail cars shall be measured using strapping tables and liquid spew gauges. Vapor correction calculations will be made as required by applicable industry standards.

5.3 If any measuring equipment used herein is out of service or, upon test, is found to be in error by an amount exceeding 1%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known definitely or agreed upon. If the period is not known definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test. In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible: (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by MarkWest estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.

5.4    INVENTORY.

A. MEA will maintain and provide MarkWest with daily reports setting forth the volumes of MarkWest's Raw Make and Plant Products held in inventory at Siloam.

B. MEA shall measure the inventory of each above ground storage tank using tank gauges and shall measure the inventory in the Cavern using inlet and outlet meters and gauges. Such meters and gauges shall be installed, operated and maintained in accordance with applicable industry standards.

C. At MarkWest's request, MEA shall operate the Cavern(s) in either propane or butane service; provided, that MarkWest pays MEA in advance for all reasonable and necessary costs to convert from one service to the other.

5.5    ANALYSES.

A. MEA shall, at its sole cost, risk, and expense, install, operate, and maintain equipment to analyze the composition of the Raw Make and of the Plant Products in accordance with applicable GPA standards.

B. With respect to Raw Make delivered by tank and truck cars, and with respect to Plant Products, samples shall be analyzed in accordance with applicable GPA standards. The analysis shall also include the determination of the molecular weight, density, and heating value of the hexane and heavier fraction be extended analysis, quarterly in accordance with industry recognized standards. MarkWest or MEA or their representatives may take samples for verification of composition and may be present during any of the other party's sampling operations.

ARTICLE 6:    PAYMENTS

6.1.   MEA shall provide MarkWest with a statement explaining fully how all

4 of General Terms and Conditions
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consideration due under the terms of this Agreement was determined not later than the 20th day of the Accounting Period following the Accounting Period for which the consideration is due.

6.2. Any sums due MEA under this Agreement shall be paid no later than the last day of the Accounting Period in which the statement provided under Section
6.1 was received.

6.3. Either Party, on 10 days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, measurement, computation, charge, or payment made under or pursuant to this Agreement. A Party electing to audit ("Auditing Party") shall complete its audit within 3 months following the date on which the books and records of the other Party ("Audited Party") are first made available for inspection following the Auditing Party's notice of audit. Within that 3-month period, the Auditing Party shall submit, in writing, all exceptions disclosed by the audit to the Audited Party. The Audited Party shall have 30 days following receipt of the exceptions in which to respond in writing to the exceptions. If the Audited Party fails to respond within that 30-day period, the exceptions shall be deemed accepted and appropriate adjustments and settlements shall be made and, as applicable, paid. If the Parties are unable to reach agreement as to any exceptions to which the Audited Party timely responded within 30 days of the Audited Party's response, then either Party may submit the matter to arbitration in accordance with the provisions in Article 9.

ARTICLE 7:    FORCE MAJEURE

7.1. In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence. The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event. The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.

ARTICLE 8:    LIABILITY AND INDEMNIFICATION

8.1. As among the Parties hereto, MarkWest and any of its designees shall be in custody, control and possession of the Raw Make hereunder, until the Raw Make is delivered to MEA at the Receipt Point, and shall be in custody control and possession of the Plant Products after the Plant Products are loaded by MEA into transportation facilities provided by MarkWest.

8.2. As among the Parties hereto, MEA and any of its designees shall be in custody, control and possession of the Raw Make hereunder after Raw Make is delivered at the Receipt Point and shall be in custody, control and possession of the Plant Products until the Plant Products are loaded by MEA into transportation facilities provided by MarkWest.

8.3. Each Party ("Indemnifying Party") hereby covenants and agrees with the other Party, and its affiliates (except for the Indemnifying Party itself), and each of their directors, officers and employees ("Indemnified Parties"), that except to the extent caused by the Indemnified Parties' gross negligence or willful conduct, the Indemnifying Party shall protect, defend,

5 of General Terms and Conditions
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indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are related to: (a) the Indemnifying Party's facilities; or
(b) the Indemnifying Party's possession and control of the Raw Make or Plant Products, as applicable.

ARTICLE 9:    MISCELLANEOUS

9.1. The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party's privilege of exercising that right at any subsequent time or times.

9.2. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.

9.3. This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of MarkWest's Interests covered by this Agreement. No assignment of this Agreement shall be binding on either of the Parties until the first day of the Accounting Period following the date a certified copy of the instrument evidencing that sale, transfer, assignment or conveyance has been delivered to the other Party. Further, each assigning Party shall notify its assignee of the existence of this Agreement and obtain a ratification of this Agreement prior to such assignment. No assignment by either Party shall relieve that Party of its continuing obligations and duties hereunder without the express consent of the other Party.

9.4. Any change, modification or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.

9.5 This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.

9.6 NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

9.7 DISPUTE RESOLUTION. Any dispute arising under this Agreement ("Arbitrable Dispute") shall be referred to and resolved by binding arbitration in Denver, Colorado, by three (3) arbitrators, in accordance with the rules and procedures of the Judicial Arbiter Group ("JAG"); and, to the maximum extent applicable, the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section and any statute or rules, this Section shall control. Arbitration shall be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations, by one party ("Claimant") giving written notice to the other party ("Respondent") and to JAG, that the Claimant elects to refer the Arbitrable Dispute to arbitration, and that the Claimant has appointed an arbitrator, who shall be identified in such notice. The Respondent shall notify the Claimant and JAG within thirty (30) Days after receipt of Claimant's notice, identifying the arbitrator the Respondent has appointed. The two (2) arbitrators so chosen shall select a third arbitrator within thirty (30) Days after the

6 of General Terms and Conditions
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second arbitrator has been appointed (upon failure of a party to act within the time specified for naming an arbitrator, such arbitrator shall be appointed by the administrator's designee). MarkWest shall pay the compensation and expenses of the arbitrator named by or for it, MEA shall pay the compensation and expenses of the arbitrator named by or for it, and MarkWest and MEA shall each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must be neutral parties who have never been officers, directors, employees, contractors or agents of the parties or any of their Affiliates, must have not less than ten (10) years experience in the oil and gas industry, and must have a formal financial/accounting, engineering or legal education. The parties shall have all rights of discovery in accordance with the Federal Rules of Civil Procedure. The hearing shall be commenced within thirty (30) Days after the selection of the third arbitrator. The parties and the arbitrators shall proceed diligently and in good faith in order that the arbitral award shall be made as promptly as possible. The interpretation, construction and effect of this Agreement shall be governed by the laws of Colorado, and to the maximum extent allowed by law, in all arbitration proceedings the laws of Colorado shall be applied, without regard to any conflicts of laws principles. All statutes of limitation and of repose that would otherwise be applicable shall apply to any arbitration proceeding. The tribunal shall not have the authority to grant or award indirect or consequential damages, punitive damages or exemplary damages.

7 of General Terms and Conditions
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                                    EXHIBIT A

                         PRODUCTS QUALITY SPECIFICATIONS

PROPANE

                                                                                TEST METHODS
      PRODUCT CHARACTERISTICS           MINIMUM            MAXIMUM            LATEST REVISION
      -----------------------           -------            -------            ---------------
1.  COMPOSITION                                                                 ASTM E-260
PERCENT BY LIQUID VOLUME:

Ethane                                               As limited by other
                                                     components and vapor
                                                           pressure

HD-5 Propane                              90                  100

Propylene                                                      5

Butanes & Heavier                                             2.5               ASTM D-2163

2.  VAPOR PRESSURE (psig @ 100                                208               ASTM D-1267
degrees F.)

3.  CORROSION
Copper Strip @ 100 deg. F.                                    1-b               ASTM D-1838

4.  TOTAL SULFUR (PPM by weight                               123               ASTM D-2784
in liquid)

5.  NON-VOLATILE RESIDUE
       a) Milliliters @ 100 deg. F.                          0.05               ASTM D-2158
                       b) Oil Stain                          Pass

8 of General Terms and Conditions

NORMAL BUTANE

                                                                                TEST METHODS
      PRODUCT CHARACTERISTICS           MINIMUM            MAXIMUM            LATEST REVISION
      -----------------------           -------            -------            ---------------
1.  COMPOSITION                                                                  ASTM E-260
PERCENT BY LIQUID VOLUME:

Isobutane and Lighter                                         5                 ASTM D-2163

Butylene (Percent of N. Butane)                               1

Normal Butane & Butylene                  95                 100                  GPA 2165

Pentanes & Heavier                                            2

2.  VAPOR PRESSURE (psig @ 100                               50                 ASTM D-1267
degrees F.)

3.  CORROSION
Copper Strip @ 100 deg. F.                                   1-b                ASTM D-1838

4.  TOTAL SULFUR (PPM by weight                              140                ASTM D-3246
in liquid)

5.  VOLATILE RESIDUE
95% Evaporated-Temperature,                                plus 36              ASTM D-1837
degrees F.

9 of General Terms and Conditions

ISOBUTANE

                                                                                TEST METHODS
      PRODUCT CHARACTERISTICS           MINIMUM            MAXIMUM            LATEST REVISION
      -----------------------           -------            -------            ---------------
1.  COMPOSITION                                                                 ASTM E-260
PERCENT BY LIQUID VOLUME:

Propane, Propylene and Lighter                                3                 ASTM D-2163

Isobutane                                 96                 100

Butylene, Normal Butane & Heavier                             4


2.  VAPOR PRESSURE (psig @ 100                               62                 ASTM D-1267
degrees F.)

3.  CORROSION
Copper Strip @ 100 deg. F.                                   1-b                ASTM D-1838

4.  TOTAL SULFUR (PPM by weight                              140                ASTM D-3246
in liquid)

5.  VOLATILE RESIDUE
95% Evaporated-Temperature,                                plus 16              ASTM D-1837
degrees F.

6.  DRYNESS                                             No free water             Visual

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

NATURAL GASOLINE

                                                                               TEST METHODS
      PRODUCT CHARACTERISTICS           MINIMUM            MAXIMUM           LATEST REVISION
      -----------------------           -------            -------           ---------------
1.  COMPOSITION                                                                 ASTM E-260
PERCENT BY LIQUID VOLUME:

Butanes and Lighter                                           3                  GPA 2165

Pentanes & Heavier                        97                 100

2.  VAPOR PRESSURE (psig @ 100                               14                ASTM D-323
degrees F.)

3.  CORROSION
Copper Strip @ 104 deg. F.                                   1-b                ASTM D-130

4.  DOCTOR TEST                                           Negative              GPA 1138

5.  DRYNESS                                             No free water             Visual

6.  COLOR                                                 No Color           Field White Cup
                                                                                 Method
            Saybolt No.                 plus 25                              Lab-ASTM D-156

7.  DISTILLATION
        End Point, deg. F.                                   375               ASTM D-216


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